Exhibit 10.10

USA RARE EARTH, INC.
TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (this “Separation Agreement”) is entered into by David Kronenfeld (“Participant”) and USA Rare Earth, Inc. (the “Company”) and the General Release attached hereto as Exhibit A (the “General Release”) is the Release, as referenced (and defined) in the USA Rare Earth, Inc. Severance and Change of Control Protection Plan (the “Plan”). Capitalized terms not defined herein or in the General Release have the meanings given to them in the Plan.

1.Participant’s Separation. Participant’s employment with the Company Group shall end, and Participant will no longer have any positions with the Company and its subsidiaries and will deliver resignations in furtherance of the foregoing, as of August 7, 2026 (the “Separation Date”).

2.Transition Consulting Services. During the period (the “Consulting Period”) beginning on the Separation Date and ending on the date that is six months following the Separation Date, Participant will serve as a consultant to the Company. During the Consulting Period, Participant will make himself available upon reasonable request to assist Valerie Jacob and the Company’s Chief Financial Officer, and their respective designees, and transition Participant’s duties. In consideration for Participant’s services during the Consulting Period, Participant will be permitted to retain the 10,847 restricted stock units granted to Participant under the Company’s 2024 Omnibus Incentive Plan on March 31, 2026 that were originally scheduled to vest on March 1, 2028 (the “Consulting RSUs”), and such units will vest on the last day of the Consulting Period, subject to Participant’s continued provision of consulting services until such day, and will be settled within 30 days following such vesting. For the avoidance of doubt, Participant will not be paid any cash compensation for Participant’s services during the Consulting Period. During the Consulting Period, Participant’s relationship with the Company will be that of an independent contractor rather than an employee. Participant will not be authorized to transact business or incur any expenses, obligations and/or liabilities on behalf of the Company. Participant will not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits (except with respect to COBRA coverage as described below).

3.Severance Payments & Benefits. Provided that Participant (i) executes this Separation Agreement, (ii) executes the General Release on or after the Separation Date and returns a copy of the signed General Release to the Company so that it is received by the Company at 100 W Airport Road, Stillwater, Oklahoma 74075, Attn: Chief Legal Officer, Email: Valerie.jacob@usare.com, no later than the expiration of the Consideration Period (as defined in the General Release), (iii) does not revoke Participant’s acceptance of the General Release pursuant to Section 4 thereof, and (iv) satisfies any applicable Restrictive Covenant Conditions, then the Company shall provide Participant with the following payments and benefits, subject to applicable withholdings:

(a)0.5 times Base Salary, in the amount of $170,625, which will be payable in a lump sum as soon as administratively practicable, and in all cases within 60 days following, the Separation Date;

(b)A prorated portion of Participant’s target annual bonus, based on the number of days in 2026 completed through the Separation Date, in the amount of $102,375.00, which will be payable in a lump sum as soon as administratively practicable, and in all cases within 60 days following, the Separation Date;

(c)6 months of COBRA Coverage on a monthly basis directly to the health plan providers on Participant’s behalf until the earliest of (i) the date that is six months following the Separation Date, (ii) the date on which Participant is no longer eligible to receive COBRA continuation coverage and (ii) the date on which Participant begins employment with another company or business entity that provides comparable health insurance to Participant. Participant shall promptly notify the Company of any circumstances or events that would be necessary for the Company to fulfill (or cease) its COBRA payment obligations;

(d)Up to 12 months of outplacement counseling services with a provider of Participant’s choice, up to a maximum cost of $15,000 USD (the “Outplacement Services”), provided that (i) Participant will pay the invoices and/or retainer for the Outplacement Services directly and submit such invoices and/or retainer to the Company for reimbursement, and (ii) the Company’s obligation to provide and/or reimburse the Outplacement Services shall cease immediately after Participant obtains subsequent employment; and

(e)Accelerated vesting of the following restricted stock units within 60 days following the Separation Date, which units will be settled within 30 days following vesting:

(i)3,699 restricted stock units granted to Participant on December 19, 2025 and originally scheduled to vest on December 1, 2026;
(ii)10,846 restricted stock units granted to Participant on March 31, 2026 and originally scheduled to vest on March 1, 2027;
(iii)27,298 restricted stock units granted to Participant on August 13, 2025 and originally scheduled to vest on May 20, 2027; and
(iv)3,698 restricted stock units granted to Participant on December 19, 2025 and originally scheduled to vest on December 1, 2027.

Participant acknowledges and agrees that Participant is not eligible for or due any payments, equity, benefits, or notice other than as provided in this Separation Agreement.

4.Return of Company Property. Participant will return all property belonging to the Company, including but not limited to: computers, computer equipment, and/or software; telephones or personal data assistants; other equipment; keys and/or access cards or devices; credit cards; books or other publications; board materials; current or prospective client, and/or customer lists or information; all Company-related emails, files, or folders on Participant’s personal computers or communication devices; and other business records such as memoranda, letters, email communications, lists of fees, personnel data, employee lists, salary and benefits information (other than relating to Participant), lists of suppliers and vendors, financial data, training materials, marketing plans, notes, records, reports, manuals, handbooks, forms, formulas, contracts, catalogs, instructions, and all other documentation (whether in draft or final and electronic or hard copy form) relating to the Company’s business, and any and all other documents containing proprietary information furnished to Participant by any representative of the Company or otherwise acquired or developed by Participant in connection with his employment with the Company, regardless of the manner in which Participant acquired possession of the documents or property (collectively, “Company Materials”). The Company Materials shall at all times be the property of the Company. Within five days of the Separation Date, Participant shall return to the Company and shall confirm to the Company that Participant has returned any and all Company Materials and any and all copies thereof which are in Participant’s possession, custody, or control, including Company Materials retained by Participant in Participant’s office, automobile, personal electronic devices, or at Participant’s home.

5.Continuing Obligations. Participant acknowledges that the Participant’s continued compliance with any confidentiality, non-solicitation, non-competition, non-disparagement, non-hire or similar covenants to which a Participant is subject pursuant to any written agreement with any entity in the Company Group (if any) (“Continuing Obligations”) survive the termination of Participant’s employment in accordance with their terms and are reasonable and necessary to protect the legitimate business interests of the Company. Participant agrees Participant remains bound by such Continuing Obligations. Participant further represents and warrants that Participant has not divulged any confidential information of the Company without the Company’s consent. Subject to Participant’s protected rights set forth in Section 1(f) of the General Release, Participant further agrees not to defame or disparage the Company Group or their current or former officers, directors, employees, shareholders, members, agents or products. For the avoidance of doubt, the foregoing shall not be violated by truthful statements made in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

6.Cooperation. Participant agrees to cooperate fully and in good faith with the Company and/or the Released Parties (as defined in the General Release) and their respective legal counsel in any matters that have or may result in a legal claim against the Company and/or in any investigation or other government action. This requires Participant, without limitation, to (a) make himself/herself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for Participant’s pre-approved out-of-pocket costs, and (b) notify the Company within three business days of any requests to Participant for information related to any pending or potential legal claim, investigation, or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting the representative of the Company to be present during any communication of such information. Participant’s duty of cooperation will include, but not be limited to (i) meeting with the Company’s legal counsel by telephone or in person at mutually convenient times and places in order to state truthfully Participant’s knowledge of matters at issue and recollection of events; (ii) appearing at the Company’s and/or its legal counsel’s request (and, to the extent possible, at a time convenient to Participant that does not conflict with the needs or requirements of Participant’s then-current employer) as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully Participant’s knowledge of matters at issue; and (iii) signing at the Company’s and/or its legal counsel’s request any declarations or affidavits that truthfully state matters of which Participant has knowledge.

7.Governing Law and Forum Selection. The parties agree that this Separation Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict or choice of laws principles. The parties further agree that the exclusive forum for resolution of any dispute arising out of or in connection with this Separation Agreement, Participant’s employment with the Company, and/or the separation of Participant’s employment from the Company will be in a state or federal court of appropriate jurisdiction in Delaware.

8.Counterparts. This Separation Agreement may be executed in one or more counterparts (including portable document format (.pdf) counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Separation Agreement.

9.Severability. To the extent permitted by applicable law, the Company and Participant hereby agree that any term or provision of this Separation Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

10.Headings; References; Interpretations. Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Release and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Separation Agreement nor any uncertainty or ambiguity herein shall be construed against any party, whether under any rule of construction or otherwise. This Separation Agreement has been reviewed by each of the parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

11.Entire Agreement. This Separation Agreement, which incorporates the Plan, together with the General Release and that certain Indemnification Agreement dated March 13, 2025, by and between the Company and the Participant, which is attached hereto as Exhibit B (the “Indemnification Agreement”) (which will survive Participant’s separation pursuant to its terms), is the complete understanding between Participant and the Company regarding the subject matter hereof. It replaces any other agreements, representations or promises, written or oral.

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IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement with the intent to be legally bound.

Accepted by:
USA RARE EARTH, INC.

By:    /s/ Valerie Ford Jacob
Name:    Valerie Jacob
Title:    Chief Legal Officer
Date:    6/16/2026

PARTICIPANT

By:    /s/ David Kronenfeld
Name:    David Kronenfeld
Date:    6/16/2026

EXHIBIT A
GENERAL RELEASE OF CLAIMS

1.Release of Claims.

(a) As consideration for (and as a condition of) the payment to David Kronenfeld (“Participant”) of the consideration (and any portion thereof) referenced in Section 2 of the Transition and Separation Agreement entered into by Participant and USA Rare Earth, Inc. (the “Company”) to which this General Release of Claims is attached (the “Separation Agreement”), Participant, on behalf of Participant and Participant’s successors and anyone purporting to claim through or on behalf of Participant, hereby forever, fully and finally releases, acquits, and discharges the Company, each other member of the Company Group, and each of their respective parents, subsidiaries, and other affiliates and each of the foregoing entities’ respective past, present and future affiliates and subsidiaries and each of the foregoing entities’ respective predecessors, successors, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents, and benefit plans (and the fiduciaries of such plans), in their personal and representative capacities (collectively, the “Released Parties” and each a “Released Party”), from liability for – and does hereby covenant and agree never to institute or cause to be instituted any lawsuit, arbitration or similar proceeding against any of the Released Parties based upon – claims, demands, losses, indebtedness, agreements, promises, causes of action, obligations, damages and liabilities of any nature whatsoever, in law or in equity, whether or not known, suspected or claimed, that Participant has ever had, has claimed to have, now has, or could have against any Released Party by reason of any act, event, occurrence, or thing existing or occurring on or before the date that Participant signs this General Release (the “Signing Date”), including any and all claims, demands, losses, indebtedness, agreements, promises, causes of action, obligations, damages and liabilities relating to Participant’s ownership of any interest in any Released Party, Participant’s employment with or engagement by any Released Party, Participant’s awards under any compensation or bonus plan or arrangement sponsored or maintained by any Released Party, or any other acts or omissions related to any matter existing or occurring on or prior to the Signing Date, including: (i) any alleged violation of any federal, state or local labor or employment law, including those relating to anti-discrimination and anti-retaliation, or any other local, state or federal law, regulation or ordinance, including, for the avoidance of doubt, Title VII of the Civil Rights Act of 1967, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (with respect to unvested benefits), the Fair Labor Standards Act of 1938 (with respect to rights and claims that may be legally waived and released by private agreement), the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Worker Benefit Protection Act (“OWBPA”), the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act of 1988, the Sarbanes-Oxley Act of 2002, the Equal Pay Act of 1963, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Fair Credit Reporting Act of 1970, the Oklahoma Anti-Discrimination Act, the

Oklahoma Minimum Wage Act, retaliation claims under the Oklahoma Administrative Workers’ Compensation Act, retaliation claims under the Oklahoma Workers’ Compensation Act, the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act, the Florida Civil Rights Act of 1992, the Florida Whistleblower’s Act, the Florida Worker’s Compensation Law, the Florida Minimum Wage Act, the Florida General Labor Regulations, all including any amendments and their respective implementing regulations; and any federal, state or local wage and hour law; (ii) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, any Released Claims (as defined below); (iv) any claim, whether direct or derivative, arising from, or relating to, Participant’s status as a holder of any shares or interests in any Released Party; (v) any and all rights, benefits or claims Participant may have under (A) any employment agreement, the Plan, incentive plan, bonus agreement, or award agreement, or otherwise with respect to any amount owed on or before the Signing Date or (B) any other agreement, plan or arrangement with, or sponsored or maintained by, any Released Party; and (vi) any claim for compensation or benefits of any kind through the Signing Date (collectively, the “Released Claims”); provided that the Released Claims do not include the Participant’s rights to receive the compensation and benefits set forth in Sections 2 and 3 of the Separation Agreement or any of Participant’s rights under the Indemnification Agreement. THIS GENERAL RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.

(b) The parties intend for this General Release to be interpreted and construed as broadly as it appears on its face and to the broadest and fullest extent permitted under applicable laws.

(c) This General Release requires Participant to abandon all claims or proceedings Participant has against the Released Parties, including those on appeal, if any. If Participant has previously filed a claim against any of the Released Parties in a court of law or initiated a claim or proceeding against or about any of the Released Parties, Participant hereby agrees and covenants to take all steps necessary to cause such claims or proceedings to be dismissed with prejudice within three business days of executing this General Release. If Participant fails to comply with Participant’s obligations under this General Release, Participant agrees to pay all of the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any claims covered by this General Release or any Released Party’s efforts to enforce the terms of this General Release, except that this covenant not to sue does not apply to claims under the OWBPA and the ADEA. Although Participant is releasing claims that Participant may have under the ADEA, Participant may challenge the knowing and voluntary nature of this release before an arbitrator, the Equal Employment Opportunity Commission, or any other federal, state, or local agency charged with the enforcement of any employment laws. This provision is not intended to preclude otherwise available recovery of attorneys’ fees or costs specifically authorized under applicable law.

(d) The foregoing release does not release or impair (i) any rights to vested benefits under an employee benefit plan of any Released Party that is subject to ERISA and that cannot be released pursuant to ERISA, (ii) any claims first arising after the Signing Date or (iii) Participant’s ability to file a claim for unemployment insurance or workers’ compensation benefits or any state disability insurance.

(e) KNOWN AND UNKNOWN CLAIMS. PARTICIPANT UNDERSTANDS THAT THIS GENERAL RELEASE WAIVES AND RELEASES ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE THAT PARTICIPANT SIGNS THIS GENERAL RELEASE, EVEN IF PARTICIPANT DOES NOT HAVE KNOWLEDGE OF THOSE FACTS OR OMISSIONS AT THE TIME PARTICIPANT SIGNS THIS GENERAL RELEASE. Participant acknowledges that Participant may later discover claims or facts in addition to or different from those which Participant now knows or believes to exist with regards to the subject matter of this General Release, and which if known or suspected at the time of executing this General Release, may have materially affected its terms. Nevertheless, Participant waives any and all claims that might arise as a result of such different or additional claims or facts.

(f) Protected Rights and Disclosures. Further, nothing in this General Release prevents Participant from filing any non-legally waivable claim, including a challenge to the validity of this General Release, with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Participant understands and agrees that, to the extent permitted by law, Participant is waiving any and all rights to recover any monetary or personal relief or recovery from the Released Parties as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives (and the Released Claims shall not include) Participant’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity), and nothing herein or in any other agreement between Participant and any Released Party shall prohibit or restrict Participant from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding to any inquiry or legal process directed to Participant from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; (iv) making any disclosures that are protected under the whistleblower provisions of any applicable law; or (v) disclosing or discussing sexual harassment or sexual assault disputes, or any other unlawful or unsafe Company conduct or practices. Nothing in this General Release requires Participant to obtain prior authorization before engaging in any conduct described in the previous sentence or to notify any Released Party that Participant engaged in any such conduct.

2.Acceptance of this General Release; Consideration Period for Waiver of ADEA Rights. Participant understands that Participant may take 21 calendar days from the date this General Release is presented to Participant to consider whether to sign and accept this General Release, subject to the additional terms and conditions in Section 4 below. For Participant’s acceptance to be effective, Participant shall return Participant’s signed General Release to the Company so that it is received by the Company at 100 W Airport Road, Stillwater, Oklahoma 74075, Attn: Chief Legal Officer, Email: Valerie.jacob@usare.com. By signing this General Release, Participant acknowledges and agrees that Participant has been advised of and understands the following: (a) Participant has carefully read and fully understands all terms and conditions of this General Release; (b) Participant is receiving valid consideration for this General Release that is in addition to anything of value to which Participant is already entitled; (c) this General Release does not waive rights or claims that may arise after it is executed; (d) by signing this General Release, Participant is waiving and releasing rights and claims under the ADEA (as amended by the OWBPA); (e) Participant has been given the opportunity to consult with an attorney of Participant’s choice before signing this General Release; (f) Participant will be provided 21 calendar days following Participant’s receipt of this General Release to consider this General Release before accepting it (the “Consideration Period”), or Participant has freely and knowingly waived the right to consider this General Release for the full Consideration Period by executing the General Release before the expiration of the Consideration Period. Changes to this General Release, whether material or immaterial, do not restart the Consideration Period.

3.No Admission of Wrongdoing. Participant acknowledges that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by any Released Party of any improper or unlawful conduct.

4.Effectiveness and Revocation of this General Release. Participant shall have an additional seven calendar days after signing and agreeing this General Release to revoke it (the “Revocation Period”). Participant may revoke Participant’s acceptance of this General Release by delivering a written statement during the Revocation Period to the Company’s Chief Legal Officer and Head of Human Resources, Email: legal@usare.com and hr@usarare.com, which clearly and unequivocally states that Participant is revoking Participant’s acceptance of this General Release and does not want to be bound by it. This General Release shall not become effective until 12:01 AM Central Standard Time on the eighth calendar day after the date on which Participant executes (and does not revoke) this General Release. If a notice of revocation is not received prior to the expiration of the Revocation Period, this General Release will take effect and will become irrevocable and binding.

5.Participant Acknowledgments; Advice to Consult with Legal Counsel. This is an important legal document. Participant is advised to consult with legal counsel of Participant’s choosing before signing this General Release.

(a) Participant acknowledges that Participant’s entry into this General Release (and non-revocation thereof) is a condition to Participant’s receipt of the consideration set forth in Section 2 of the Separation Agreement, and that, in the absence of timely executing, returning, and not revoking this General Release and complying with its terms, Participant would not be entitled to receive such consideration (or any portion thereof).

(b) In entering into this General Release, Participant fully understands its binding effect of this General Release; the only promises made to Participant to sign this General Release are those stated in this General Release and the Plan; Participant is signing this General Release knowingly, voluntarily and of Participant’s own free will; Participant relies on Participant’s own judgment in entering into this General Release and Participant has not relied on any representation or statement, written or oral, of any Released Party or Released Party’s agent that is not set forth in this General Release or the Plan; and Participant understands and agrees to each of the terms of this General Release.

(c) This General Release and the releases and covenants contained herein shall be binding upon Participant, Participant’s heirs, executors, administrators, beneficiaries, trustees, successors, assigns, agents, and anyone purporting to claim through or on behalf of Participant. This General Release and the releases and covenants contained herein shall inure to the benefit of all Released Parties.

(d) Participant does not have and has not previously raised a claim of unlawful discrimination; retaliation; harassment; sexual harassment, abuse, assault, alleged criminal conduct, or other alleged unlawful employment practices or unlawful conduct against the Company or any of the Released Parties.
(e) Participant has reported to the Company any and all work-related injuries or occupational illnesses incurred by Participant during Participant’s employment with the Company.

(f) The Company properly provided any leave of absence because of Participant or Participant’s family member’s health condition or military service and Participant has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave.

(g) Participant has not engaged in any unlawful conduct related to the business of the Company.

(h) Participant has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on part of the Company
.

(i) There has been no assignment or other transfer of any interest in any claim that Participant may have against the Released Parties, or any of them, and Participant agrees to indemnify and hold the Released Parties, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Released Parties, or any of them, as the result of any such assignment or transfer or any rights or claims under any such assignment or transfer. This indemnity does not require payment as a condition precedent to recovery by the Released Parties against Participant under this indemnity.

6.Governing Law and Forum Selection. The parties agree that this General Release shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict or choice of laws principles. The parties further agree that the exclusive forum for resolution of any dispute arising out of or in connection with this General Release, Participant’s employment with the Company, and/or the separation of Participant’s employment from the Company will be in a state or federal court of appropriate jurisdiction in Delaware.

7.Counterparts. This General Release may be executed in one or more counterparts (including portable document format (.pdf) counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same General Release.

8.Severability. To the extent permitted by applicable law, the Company and Participant hereby agree that any term or provision of this General Release that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.

9.Headings; References; Interpretations. Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire General Release and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this General Release nor any uncertainty or ambiguity herein shall be construed against any party, whether under any rule of construction or otherwise. This General Release has been reviewed by each of the parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

10.Entire Agreement. This General Release, which incorporates the Plan, together with the Separation Agreement, is the complete understanding between Participant and the Company regarding the subject matter hereof. It replaces any other agreements, representations or promises, written or oral.

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IN WITNESS WHEREOF, the parties hereto have executed this General Release with the intent to be legally bound.

Accepted by:
USA RARE EARTH, INC.
By:
______________________________
Name:
Title:
Date:

PARTICIPANT
By:
______________________________
Name:
Date:

Not valid if signed before the Separation Date
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